UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2023

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 7, 2023, Tapestry, Inc. (the “Company”) released the following statement regarding the passing of Sir Ivan Menezes, a member of the board of directors of the Company:

Tapestry is saddened by the loss of our long-time Board Member Sir Ivan Menezes, who passed away after a brief illness. Mr. Menezes joined the Coach, Inc. Board in February 2005 and for nearly 20 years, made indelible contributions to Tapestry’s transformation through his international experience, strategic insight and leadership with consumer companies.

“Ivan’s career impacted and inspired generations of colleagues and consumers alike around the world. His business acumen in addition to his passion for sustainability and building an equitable, inclusive and diverse world made him an admirable leader, and we are honored to have worked alongside him on the Tapestry board over the last eighteen years,” said Joanne Crevoiserat, Chief Executive Officer and Anne Gates, Board Chair, of Tapestry, Inc. “On behalf of our entire organization and Board of Directors, we wish to extend our deepest condolences and sympathies to Ivan's family and friends.”

Mr. Menezes served in several executive leadership roles at Diageo plc, a premium drinks company, most recently as Executive Director and Chief Executive. Prior to that, he held senior marketing positions with Whirlpool Europe and was a principal with the strategy and technology consulting firm Booz Allen Hamilton, Inc., both in Chicago and in London.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 7, 2023

TAPESTRY, INC.

By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary